Exhibit 16.1

June 14, 2006

Securities and Exchange Commission

Washington, DC 20549

Re:	CATCHER HOLDINGS, INC.

FILE NUMBER 000-50299

We have read the section titled “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in Amendment No. 1 the Form SB-2 of Catcher Holdings, Inc. dated June 16, 2006 and agree with the statements concerning our Firm contained herein.

/s/    VITALE, CATURANO & COMPANY, LTD.

Vitale, Caturano & Company, Ltd.

Boston, Massachusetts